Exhibit 99.2

Press Release

COSTCO WHOLESALE CORPORATION ANNOUNCES

QUARTERLY CASH DIVIDEND

ISSAQUAH, Wash., October 29, 2015 - Costco Wholesale Corporation (“Costco” or the “Company”) (Nasdaq: COST) today announced that its Board of Directors declared a quarterly cash dividend on Costco common stock of $.40 per share. The quarterly dividend is payable November 27, 2015, to shareholders of record at the close of business on November 13, 2015.

Costco currently operates 690 warehouses, including 482 in the United States and Puerto Rico, 90 in Canada, 36 in Mexico, 27 in the United Kingdom, 23 in Japan, 12 in Korea, 11 in Taiwan, seven in Australia and two in Spain. The Company plans to open up to an additional 9 new warehouses before the end of calendar year 2015. Costco also operates electronic commerce web sites in the U.S., Canada, the United Kingdom and Mexico.

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For these purposes, forward-looking statements are statements that address activities, events, conditions or developments that the Company expects or anticipates may occur in the future. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. These risks and uncertainties include, but are not limited to, domestic and international economic conditions, including exchange rates, the effects of competition and regulation, uncertainties in the financial markets, consumer and small business spending patterns and debt levels, breaches of security or privacy of member or business information, conditions affecting the acquisition, development, ownership or use of real estate, capital spending, actions of vendors, rising costs associated with employees (including health care costs), energy and certain commodities, geopolitical conditions, and other risks identified from time to time in the Company’s public statements and reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements, except as required by law.

CONTACTS:	Costco Wholesale Corporation Richard Galanti, 425/313-8203 Bob Nelson, 425/313-8255 Jeff Elliott, 425/313-8264 David Sherwood, 425/313-8239